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                                                                EXHIBIT 5(a) and
                                                                EXHIBIT 23(b)

May 23, 1997

Household International, Inc.
2700 Sanders Road
Prospect Heights, Illinois  60070

Re: Household International, Inc. Registration Statement on Form S-3, for up to $950 million of Debt Securities, Warrants to Purchase Debt Securities, Preferred Stock, Depositary Shares, Common Stock, Stock Purchase Contracts and Stock Purchase Units, or any combination of the foregoing

Gentlemen:

As Vice President-Corporate Law and Assistant Secretary of Household International, Inc., a Delaware corporation ("Household"), I am generally familiar with the proceedings in connection with Household's Registration Statement on Form S-3 (which also constitutes a Post-Effective Amendment to Household's Registration Statements Nos. 33-50619 and 33-57249) in which up to $950,000,000 aggregate principal amount of Debt Securities, Warrants to Purchase Debt Securities, Preferred Stock, Depositary Shares, Common Stock, Stock Purchase Contracts and Stock Purchase Units, or any combination of the foregoing, of Household are being registered. Debt Securities, which constitute senior unsecured debt of Household, will be issuable under an Indenture dated as of October 1, 1993, between Household, and The First National Bank of Maryland, as Trustee (the "First National Indenture"), or an Indenture to be dated as of January 1, 1995, between Household and Harris Trust and Savings Bank, as Trustee (the "Harris Indenture"). The foregoing indentures, or forms thereof, have been included as exhibits to the Registration Statement as filed with the Securities and Exchange Commission (the "Commission"). Warrants to purchase Debt Securities, if authorized by Household, will be issuable under a duly executed Warrant Agreement, the form of which was filed with the Commission as an exhibit to the Registration Statement.

Based upon my review of the records and documents of Household, I am of the opinion that:

     1. Household is a corporation duly incorporated and validly existing under the laws of the State of Delaware.
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Household International, Inc.
May 23, 1997
Page 2

     2. The First National Indenture constitutes and each of the Harris Indenture and any Warrant Agreement will, after being duly authorized, executed and delivered by Household, constitute a valid and legally binding instrument of Household enforceable in accordance with its terms, except as enforcement of the provisions thereof may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     3. When (i) the Registration Statement on Form S-3 filed by Household with respect to the Debt Securities and Warrants to Purchase Debt Securities shall have become effective under the Securities Act of 1933, as amended (the "Act"), (ii) the issuance of Debt Securities and Warrants to Purchase Debt Securities have been duly authorized by the appropriate corporate action, and (iii) such Debt Securities and/or Warrants to Purchase Debt Securities have been duly executed, authenticated, issued and delivered against payment of the agreed consideration therefor in accordance with the appropriate Indenture or Warrant Agreement and as described in the Registration Statement, including the Prospectus and any Prospectus Supplement relating to such Debt Securities and/or Warrants to Purchase Debt Securities, the such Debt Securities and Warrants to Purchase Debt Securities will be legally and validly issued and will be the legal and binding obligations of Household enforceable in accordance with their terms, except as enforcement of the provisions thereof may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
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Household International, Inc.
May 23, 1997
Page 3

     4. When (i) the Registration Statement on Form S-3 filed by Household with respect to the Preferred Stock and the Depositary Shares shall have become effective under the Act, (ii) the Deposit Agreement, if required to be entered by Household and the Depositary for the Preferred Stock, if Depositary Shares are issued, shall have been duly authorized, executed and delivered, and (iii) the Preferred Stock and Depositary Shares, as the case may be, shall have been validly authorized, executed, and delivered by Household, the Transfer Agent, the Registrar or the Depositary and full payment therefore received, the Preferred Stock will be validly issued, fully paid and non-assessable and the Depositary Shares will be validly issued, outstanding and entitled to the benefits afforded by the Deposit Agreement.

     5. When (i) the Registration Statement on Form S-3 filed by Household with respect to the Common Stock shall have become effective under the Act, and (ii) the Common Stock shall have been issued, sold and delivered as authorized by the appropriate corporate action, the Common Stock shall be validly issued, fully paid and non-assessable and no personal liability for the debts of Household will attach to the holders of the Common Stock under the laws of the State of Delaware where Household is incorporated and the laws of the State of Illinois where its principal place of business is located.

     6. When (i) the Registration Statement on Form S-3 filed by Household with respect to the Stock Purchase Contracts shall have become effective under the Act, (ii) the Purchase Contract Agreement relating to the Stock Purchase Contracts (the "Stock Purchase Agreement") has been duly authorized, executed and delivered, (iii) the terms of the Stock Purchase Contracts and their issuance and sale have been duly established in conformity with the Stock Purchase Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Household and so as to comply with any
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Household International, Inc.
May 23, 1997
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          requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over Household and (iv) the Stock Purchase Contracts have been duly executed and issued in accordance with the Stock Purchase Agreement relating to such Stock Purchase Contracts, and issued and sold in the form and in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such Stock Purchase Contracts will constitute valid and binding obligations of Household, enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     7. When (i) the Registration Statement on Form S-3 filed by Household with respect to the Stock Purchase Units shall have become effective under the Act, (ii) the Stock Purchase Agreement relating to the Stock Purchase Contracts comprising a part of the Stock Purchase Units has been duly executed and delivered, (iii) the terms of the Stock Purchase Contracts and their issuance and sale have been duly established in conformity with the Stock Purchase Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Household and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over Household,
          (iv) the terms of the collateral arrangements relating to such Stock Purchase Units have been duly established and the agreement(s) relating thereto has been duly executed and delivered, in each case so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Household, and so as to comply with any requirement or restriction
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Household International, Inc.
May 23, 1997
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          imposed by any court or governmental or regulatory body having jurisdiction over Household, and the collateral has been deposited with the collateral agent in accordance with such arrangements, and
          (v) the Stock Purchase Contracts have been duly executed and issued in accordance with the Stock Purchase Agreement relating to such Purchase Contracts, and issued and sold in the form and in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such Stock Purchase Units will constitute valid and binding obligations of Household enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, or other similar laws relating to or affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading "Legal Opinions" in any Preliminary Prospectus, Prospectus or Prospectus Supplement forming a part of the Registration Statement. In giving said consent, I do not admit that I am in the category of persons where consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,


John W. Blenke